UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2023

Woodbridge Liquidation Trust
(Exact name of registrant as specified in its charter)

Delaware	No. 000-56115	36-7730868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 N. Brand Blvd., Suite M Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

(310) 765-1550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into Material Definitive Agreement

On June 29, 2023, Woodbridge Liquidation Trust (the “Trust”) agreed to settle its pending litigation against the defendant law firm Halloran & Sage LLP and its partner Richard P. Roberts in the case of Goldberg v. Halloran & Sage LLP, et al., Case No. 19STCV42900 (Cal. Super. Ct., L.A. Ctny.) (the “Action”).  In the Action, which commenced on December 2, 2019, the Trust asserted claims against Robert Shapiro’s former legal counsel for aiding and abetting securities and other fraud, aiding and abetting breach of fiduciary duty, negligent misrepresentations, professional negligence, and aiding and abetting conversion.  The terms of the settlement are contained in a settlement agreement among Halloran & Sage LLP, Mr. Roberts, and Michael Goldberg as Liquidation Trustee on behalf of the Trust.

Under the agreement, the Trust has agreed to dismiss its claims against Halloran & Sage LLP and Mr. Roberts in exchange for the remaining amount of the law firm’s applicable liability insurance policies.  Such amount is expected to result in proceeds to the Trust of approximately $13 million, net of attorneys’ fees and other litigation expenses.

The settlement is subject to the California Superior Court granting a motion by Halloran & Sage LLP for a court order finding that the settlement has been made by the parties in good faith.  Payment of the settlement amount is due within 21 days of such order being entered.

The settlement agreement relates to the Trust’s claims only against defendants Halloran & Sage and Mr. Roberts and does not effect a release of the Trust’s claims against any of the other defendants in the Action.  No assurance can be given that the recovery, if any, by the Trust against any other defendant or defendants in the Action will realize a comparable amount or be obtained on similar terms.

Regarding Forward-Looking Statements

This current report may contain forward-looking statements.  Forward-looking statements include statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments and are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond our control and not all of which can be predicted by the Trust.  Accordingly, the Trust cannot guarantee that any forward-looking statements will be realized, as actual result may differ materially from those identified or implied in any forward-looking statement.  Forward-looking statements in this current report include statements regarding the receipt and amount of settlement proceeds.  Factors which might cause actual results to differ materially include, but are not limited to, any potential credit risk of the defendant’s insurer, any failure to obtain the court order on which the settlement is conditioned, a lower than expected amount remaining under the defendant’s insurance policies, or higher than expected legal fees and costs associated with the Trust’s litigation.  All forward-looking statements speak only as of the date they were made.  The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodbridge Liquidation Trust

Date: July 6, 2023	By:	/s/ Michael I Goldberg
Michael I. Goldberg,
Liquidation Trustee